Contact:

Carole Casto

Executive Director - Corporate Communications

(317) 610-2480

carole.casto@cummins.com

For Immediate Release

February 6, 2013

Cummins announces results for 2012, revenues of $17.3 billion and EBIT of 13.7 percent excluding special items

  Fourth quarter revenues of $4.3 billion, EBIT of 12.9 percent of sales excluding restructuring costs
  Expects 2013 revenue to be flat to down 5 percent and EBIT to be in the range of 13 to 14 percent of sales

COLUMBUS, IND. – Cummins Inc. (NYSE: CMI) today reported results for the fourth quarter and full year of 2012.

Fourth quarter revenue of $4.3 billion decreased 13 percent from the same quarter in 2011 reflecting weakness in most major markets and geographies.  The decrease year-over-year was driven by weaker demand in truck, construction, and oil and gas markets in North America.  The Company also experienced lower demand in international markets for power generation equipment and construction, truck and mining engines.

Earnings before interest and taxes (EBIT) were $552 million for the fourth quarter or 12.9 percent of sales, excluding $52 million of restructuring costs.  This compares to $677 million or 13.8 percent of sales a year ago, excluding special items.

Net income attributable to Cummins in the fourth quarter was $381 million ($2.02 per diluted share).  Results included restructuring costs of $0.19 per diluted share and one-time tax benefits of $0.21 per diluted share.

Revenues for the full year were $17.3 billion, down 4 percent from 2011, with revenues in North America up 9 percent offset by international sales which declined by 15 percent, with the most significant declines in Brazil, China and Europe.

EBIT for the year, excluding special items, was $2.37 billion or 13.7% of sales, compared to $2.6 billion or 14.2% of sales in 2011.

Net income attributable to Cummins for the full year was $1.66 billion ($8.74 per diluted share), down from $1.85 billion ($9.55 per diluted share) in 2011.  Excluding the costs of restructuring actions ($0.18 per diluted share), and the gain on the sale of the exhaust business ($0.02 per diluted share), the Company reported full year net income of $1.69 billion ($8.90 per diluted share).

 “After a strong start to the year, demand declined across most geographies and end markets in the second half of 2012 as the global economy slowed,” said Tom Linebarger, Chairman and Chief Executive Officer.  “I am pleased that we were able to deliver improved gross margins in the fourth quarter and record gross margins for the full year despite the weakness in demand. The work we have undertaken to reduce costs and lower inventory should benefit the Company when the global economy improves, however there is uncertainty surrounding the timing and pace of improvement in end markets in 2013.”

Based on the current forecast, Cummins expects full year 2013 revenues to be flat to down 5%, with EBIT in the range of 13 - 14 percent of sales.

2012 highlights:

•    The Company increased its dividend by 25% in the third quarter;

•    Fitch Rating Services raised its Long-term Issuer Default Rating and long-term debt ratings for Cummins to “A”;

•    For the sixth consecutive year, Cummins was named one of the world's most ethical companies by The Ethisphere Institute;

•    Cummins was awarded a perfect score in the 2013 Corporate Equality Index by the Human Rights Campaign as part of its Best Places to Work initiative;

•    In December Cummins delivered its 2 millionth engine to Chrysler for the Ram pickup;

•    Cummins was the first to receive certification from the EPA meeting both the 2013 regulations and the new greenhouse gas and fuel-efficiency rules for 2014;

•    Cummins Power Generation received EPA Tier 4 interim certification for the North American market three years ahead of deadline;

•    Cummins was ranked No. 1 among industrial companies in Newsweek’s 2012 Green Rankings of business; and

  Cummins was named one of the Top 50 Companies for Diversity by Diversity Inc. for the sixth consecutive year.

Fourth quarter 2012 detail (all comparisons to same period in 2011)

Segment results below exclude special items in 2012 and 2011

Engine Segment

  Sales – $2.5 billion, down 18 percent.
  Segment EBIT – $272 million, or 10.9 percent of sales, compared to $368 million or 12.0 percent of sales.
  Strong demand for bus and light-duty engines in North America was more than offset by reduced demand in the truck market in Brazil, the North American heavy-duty truck, global construction, as well as North American oil and gas and international mining markets.

Components Segment

  Sales - $939 million, down 14 percent.
  Segment EBIT - $84 million, or 8.9 percent of sales, compared to $132 million or 12.1 percent of sales.
  Reduced demand in the North American heavy-duty truck market and lower demand in Europe was partially offset by increased demand for aftertreatment systems in Brazil.

Power Generation Segment

  Sales – $765 million, down 17 percent.
  Segment EBIT – $54 million, or 7.1 percent of sales, compared to $87 million or 9.5 percent of sales.
  Lower revenues in several international markets including Europe, Middle East, Latin America and China were partially offset by increased demand in North America.

 Distribution Segment

  Sales – $907 million, up 9 percent, flat excluding acquisitions.
  Segment EBIT – $98 million, or 10.8 percent of sales, compared to $87 million or 10.4 percent of sales.
  Higher revenues were primarily driven by acquisitions. Stronger demand for power generation equipment in the U.S. and Africa was largely offset by weaker demand in North American oil and gas markets and Europe.

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service diesel and natural gas engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins currently employs approximately 44,000 people worldwide and serves customers in approximately 190 countries and territories through a network of approximately 600 company-owned and independent distributor locations and approximately 6,500 dealer locations. Cummins earned $1.66 billion on sales of $17.3 billion in 2012. Press releases can be found on the Web at www.cummins.com. Follow Cummins on Twitter at @Cummins and on YouTube at CumminsInc.

Forward-looking disclosure statement

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future.  These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues for the full year of 2013.  Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and other risks detailed from time to time in our Securities and Exchange Commission filings, including particularly in the Risk Factors section of our 2011 Annual Report on Form 10-K.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com . Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.